Exhibit 10.(t)

CITY NATIONAL BANK

EXECUTIVE MANAGEMENT BONUS PLAN

PLAN YEAR: 2005

I.                                                   Plan Purpose

                                                          The purpose of the City National Bank Executive Management Bonus Plan is to:

A.                                        Further the long-term growth in assets and earnings of City National Bank by providing financial incentives to the executive management of the Bank.

B.                                        Focus and coordinate the efforts of executive management on the attainment of specific financial objectives intended to strengthen the Bank and enhance its value to the shareholders.

C.                                        Attract, retain and reward those individuals who contribute substantially to the long-term success of the Bank.

II.                                               Definitions

A.                                        Annual Base Salary: the semi-monthly salary paid to the Participant in the last pay period of the Award Period just concluded, excluding any bonuses (including those that may be paid under this Plan); commissions; overtime; automobile allowances; medical and tax preparation reimbursements; or any similar non-salary items, multiplied by 24.

B.                                        Award: a cash distribution to a Participant in accordance with the provisions of the Plan.

C.                                        Award Period: the period used to calculate performance under the Plan Year or such other period as defined below under this Plan.

D.                                        Bank: City National Bank.

E.                                          Beneficiary or Designated Beneficiary: the person or persons designated pursuant to Section XIII to receive the amount, if any, payable under the Plan upon the death of a Participant.

F.                                          Compensation and Directors Nominating Committee: the Compensation and Directors Nominating Committee of the Board of Directors of the Bank.

G.                                        Corporation: City National Corporation.

H.                                        Executive Committee: Executive Committee of the Bank.

I.                                             Executive Management: the officers of the Bank who are appointed as members of the Executive Committee of the Bank by the Board of Directors of the Bank.

J.                                          Human Resources: the Bank’s Human Resources Division.

K.                                        Participant: a member of the Executive Committee of the Bank designated by the Plan Administrator and approved by the Compensation and Directors Nominating Committee.

L.                                         Plan: this Executive Management Bonus Plan as it may be amended, administered or interpreted from time to time.

M.                                      Plan Administrator: the Strategy and Planning Committee.

N.                                        Plan Year: the period from January 1 through December 31 of any year this Plan is in effect.

O.                                       Strategy and Planning Committee: the officers of the Bank who are appointed as members of the Strategy and Planning Committee of the Bank by the Board of Directors of the Bank.

P.                                         Target Award: that amount derived for each Participant by multiplying such Participant’s Annual Base Salary in effect at the end of the Plan Year by the Target Award Percentage applicable to the Participant set forth under the “Award Determination” section of Appendix C.

III.                                           Adoption of the Plan

                                                          This Plan is effective as of January 1, 2005, for the year ending December 31, 2005, and for each one-year period commencing January 1, 2005, thereafter.

IV.                                          Administration

A.                                        The Plan will be administered by the Plan Administrator, who will recommend Awards for Participants, subject to approval by the Compensation and Directors Nominating Committee.

B.              The Plan Administrator, with the concurrence of the Compensation and Directors Nominating Committee, shall have discretionary authority to interpret the terms of this Plan, to decide any questions concerning eligibility, and to resolve any disputes that may arise under or concerning the Plan or any Plan benefit.

C.              Awards to Participants shall be approved by the Compensation and Directors Nominating Committee.

V.                                              Eligibility

                                                          Eligibility to participate in the Plan will be limited to individuals who meet all of the following criteria:

A.                                        Classified as a member of the Executive Committee.

.                                                       B.             Must be performing at level “3” (meets expectations) or higher.  The Participant must also not have been subject to written warning at any time during the Award Period.

C.            Not a Participant in another incentive plan.

VI.                                          Participation

                                                          Participants will be designated prior to the beginning of each Plan Year.  Additional Participants may be designated after the beginning of the Plan Year.  A summary of Participants is reflected in Appendix D.

VII.             Funding

                                                          Following the beginning of each Award Period, a bonus pool will be established to calculate the maximum amount of funds to be made available under the Plan.  The size of the pool will be linked to the Corporation’s operating net income established annually in Appendix A, and subject to adjustment pursuant to Appendix C.

VIII.                                  Discretionary Funding

                                                          The Compensation and Directors Nominating Committee, with the concurrence of the Board of Directors, may elect to make additional funds available for Awards if the operating net income of the Corporation has been exceeded by a significant amount in the Award Period.

IX.                                          Award Determination and Performance Measurement Guidelines

A.                                        At the conclusion of each Award Period, the Plan Administrator, in its sole discretion, will recommend to the Compensation and Directors Nominating Committee, Awards to Participants.  Consideration will be given to the Participant’s contribution to meeting the overall goals of the Bank, as well as the Participant’s performance of basic job responsibilities and achievement of individual and/or departmental objectives.

B.                                        Initially, the Plan Administrator will base its recommendations on the Participant Award Guidelines contained in Appendix C.

C.                                        Next, the Plan Administrator will review the Participant’s overall performance, quality of work performed during the Award Period and its overall satisfaction with the Participant’s accomplishments.  This qualitative assessment may include such factors as an evaluation of the Participants responses to opportunities presented, judgment exercised, ability and willingness to work as part of a team and the possession of leadership and management skills expected to be found at the executive level of management.  Based upon such qualitative assessment, the Plan Administrator shall assign each Participant a performance level rating between 5 (highest) and 2 (lowest).  The Plan Administrator, in its sole discretion, will then make upward or downward adjustments, or no adjustment, to the recommended Award based upon the Performance Guidelines contained in Appendix B.

D.                                        Finally, the recommended Awards will be reviewed by the Compensation and Directors Nominating Committees, who will, in their sole discretion, approve all Awards.  The Compensation and Directors Nominating Committee has the unilateral right to modify or cancel any recommended Award, with no liability to the Bank, at any time prior to its final approval of Awards.  Only upon final approval of Awards shall all Awards become fully vested, and payable as provided in Section X, below.

X.                                              Timing and Payment of Awards

A.                                        Awards, if any, will be calculated and paid to Participants no later than March 15 following the close of the Award Period ended on the preceding December 31.

B.                                        Awards will be paid annually.

C.                                        Awards will be reduced by any legally required or voluntary withholding.

D.                                        In order to receive an Award the Participant must be employed and actively providing service at the time of the payout, except as otherwise provided in Sections XII and XIII, below.

XI.                                          No Right of Employment

This Plan shall not constitute a contract of employment between the Bank and any person eligible for participation in the Plan.  Each Participant is an at-will employee.  Nothing contained in this Plan (or any Award made pursuant to this Plan) shall confer upon any eligible Participant any right to continue in the employment of the Bank, or guarantee of payment of future incentives, or shall interfere with, affect or restrict in any way, the rights of the Bank, which are expressly reserved, to discharge any employee Participants, any time for any reason whatsoever, with or without cause.

XII.                                      Change of Status

A.                                          Transfer

                                                                           If a Participant is transferred to a position not eligible for an Award prior to the completion of an Award Period, any Award shall be prorated for the number of days the Participant participated in the Plan during the Award Period.

B.                                          Leave of Absence

Unless otherwise required by law, if a Participant requests and is granted a leave of absence for any reason during an Award Period, the Plan Administrator, in his/her sole discretion, with the concurrence of the Compensation and Directors Nominating Committee, may make such Participant an Award, prorated for the number of days during the Award Period that the Participant was not on an approved leave of absence.

XIII.                                  Termination of Employment

A.                                        Death of Participant

1.                                                Participants are encouraged to file with the Bank a “Designation of Beneficiary or Beneficiaries” on a form provided and maintained by Human Resources.  The designation may be changed or revoked by the Participant at any time, in writing delivered to Human Resources.  If the Participant is married and designates a beneficiary other than a spouse, spousal consent is required.  If no designation is filed with Human Resources, any Award will be paid to the Participant’s estate.

2.                                                If a Participant dies prior to the completion of an Award Period, the Participant’s participation in the Plan shall immediately cease.  The Bank will pay to the designated beneficiary, in accordance with Section IX, an Award prorated for the number of days the Participant participated in the Plan.

3.                                                If a Participant dies after the completion of an Award Period, but before payment of an Award for which the Participant was eligible, such Award shall be paid to the Participant’s beneficiary, or, if no beneficiary has been designated, to the Participant’s estate.

4.                                                If the Plan Administrator is in doubt as to who receives an Award, the Bank may retain the Award, without liability for interest thereon, until the Plan Administrator determines the rights thereto, or until the Bank pays such Award into a court of appropriate jurisdiction, which payment shall be a complete discharge of the liability of the Bank therefor.

5.                                                If a Participant dies having failed to designate a Beneficiary, or if no designated Beneficiary survives the Participant as of the date of payment of an Award, the Award shall be paid to the Participant’s estate.

B.                                        Total and Permanent Disability of Participant

                                                                           If, prior to completion of an Award Period, a Participant becomes totally and permanently disabled, as defined in the City National Bank Long Term Disability Plan, such Participant’s participation in the Plan shall immediately cease and any Award shall be prorated for the number of days the Participant participated in the Plan during the Award Period.

C.                                        Involuntary Termination Due to Job Elimination or Staff Reduction

                                                                           If a Participant is involuntarily terminated because of job elimination or staff reduction during the course of an Award Period, the Plan Administrator, in his/her sole discretion, with the concurrence of the Compensation and Director’s Nominating Committee, may elect to prorate any Award for the number of days the Participant participated in the Plan during the Award Period.

D.                                        Other Involuntary Termination of Employment

                                                                           If the employment of a Participant is involuntarily terminated for any reason other than those described in Parts A, B, or C of this Section XIII, the Participant shall forfeit all rights to any Award.

E.                                          Voluntary Termination of Employment

                                                                           If a Participant voluntarily terminates employment, such Participant shall forfeit all rights to any Award.  However, the Plan Administrator, in his/her sole discretion, with the concurrence of the Compensation and Directors Nominating Committee, may elect to grant all or any portion of such Award to the terminating Participant.

XIV.                                 Amendment, Modification, Suspension, Reinstatement, Termination of Plan

                                                          The Plan may be modified, suspended, reinstated, or terminated at any time by the Compensation and Directors Nominating Committee in its sole discretion without prior notice to the Participant.

XV.                                     Annual Plan Review

                                                          Whenever necessary during the course of Plan Year, and annually following the close of each Plan Year, the Compensation and Directors Nominating Committee may review the Plan for possible modification, suspension, termination, or reinstatement.

XVI.                                 Miscellaneous

A.           No Award shall be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Bank, unless the Plan Administrator, in his/her sole discretion, shall determine otherwise.

B.           The Human Resources Department shall make available copies of the Plan and all amendments and any administrative rules or procedures to all Participants at reasonable times upon request.

C.           The Plan and the payment of Awards shall be subject to all applicable federal and state laws, rules, and regulations, including the withholding of any federal, state, local or foreign taxes, and to such approvals by any government or regulatory agency as may be required.

D.           The terms of the Plan shall be binding upon the Bank and its successors and assigns.

E.            Any disputes arising under or relating in any way to this Plan shall be first submitted in writing to the Plan Administrator, who shall have the discretionary authority to interpret the Plan and decide any issues arising thereunder.  The decision of the Plan Administrator shall be final.